SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: Penn Series Small Cap Value Fund
Security: West Corporation
Date of Purchase: 03/22/2013
Amount of Purchase: $914,860
Purchase price: $20.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Terreno Realty Corporation
Date of Purchase: 02/20/2013
Amount of Purchase: $98,388.21
Purchase price: $16.60
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Radian Group, Inc.
Date of Purchase: 02/27/2013
Amount of Purchase: $350,016.00
Purchase price: $8.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Graphic Packaging Holdings Co.
Date of Purchase: 03/22/2013
Amount of Purchase: $639,961.00
Purchase price: $7.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series SMID Cap Growth Fund
Security: Norwegian Cruise Line Holdings, Inc.
Date of Purchase: 01/18/2013
Amount of Purchase: $2,375,000
Purchase price: $19.00
Affiliated Underwriter: Wells Capital Management LLC

Fund: Penn Series SMID Cap Growth Fund
Security: Boise Cascade Co.
Date of Purchase: 02/05/2013
Amount of Purchase: $1,890,000
Purchase price: $21.00
Affiliated Underwriter: Wells Capital Management LLC

Fund: Penn Series Emerging Markets Equity Fund
Security: Yandex NV
Date of Purchase: 03/12/2013
Amount of Purchase: $502,775
Purchase price: $22.75
Affiliated Underwriter: Morgan Stanley

Fund: Penn Series Emerging Markets Equity Fund
Security: Bank Zachodni WBK SA
Date of Purchase: 03/22/2013
Amount of Purchase: $1,152,679
Purchase price: PLN 245.00
Affiliated Underwriter: Morgan Stanley

Fund: Penn Series Emerging Markets Equity Fund
Security: Matahari Department Store
Date of Purchase: 03/25/2013
Amount of Purchase: $794,378
Purchase price: INR 10,850.00
Affiliated Underwriter: Morgan Stanley